United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 28, 2022

Date of Report (Date of earliest event reported)

Model Performance Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40318	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Sun's Group Center 29th Floor 200 Gloucester Road Wan Chai, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 9258 9728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, no par value, one-half of one Redeemable Warrant, and one Right to acquire one-tenth (1/10) of a Class A Ordinary Share	MPACU	NASDAQ Capital Market
Ordinary Shares	MPAC	NASDAQ Capital Market
Warrants	MPACW	NASDAQ Capital Market
Rights	MPACR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by the shareholders of MPAC at its Special Meeting of shareholders on December 28, 2022 (the “Meeting”), MPAC filed an amendment to modify Regulation 24.5(c) of the Second Amended and Restated Memorandum and Articles of Association with the British Virgin Islands Registry of Corporate Affairs on the same day (the “Charter Amendment”), in order to expand the methods that MPAC may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission.

The foregoing description of the Charter Amendment is not complete and is subject to and qualified in its entirety by reference to the Charter Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and the provisions of which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Amendment to MPAC’s Second Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2023	Model Performance Acquisition Corp.

	By:	/s/ Serena Shie
	Name:	Serena Shie
	Title:	President and Chief Financial Officer